Exhibit 99.1

Xometry Reports Third Quarter 2024 Results

•
Q3 revenue increased 19% year-over-year to a record $142 million driven by marketplace growth of 24% year-over-year.
•
Q3 gross profit increased 21% year-over-year to a record $55.8 million.
•
Q3 marketplace gross profit increased 34% year-over-year, driven by our AI technology and expanding supplier network. Q3 marketplace gross margin increased 250 basis points year-over-year to a record 33.6%.
•
Q3 Adjusted EBITDA improved 85% year-over-year to a loss of $0.6 million. Q3 Adjusted EBITDA loss represented a record low 0.4% of revenue.
•
Growth initiatives include: expanding buyer and supplier networks; driving deeper enterprise engagement; further expanding the marketplace menu; growing internationally and enhancing supplier services.

NORTH BETHESDA, MD., November 5, 2024 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the third quarter ended September 30, 2024.

“Q3 2024 represented another record-setting quarter for our company. Powered by our AI-driven marketplace, we achieved record revenues, record gross profit and record marketplace gross margin while capturing additional market share globally,” said Randy Altschuler, Xometry’s CEO. “We delivered better-than-expected results driven by strong 24% marketplace growth. The combination of our team’s strong execution, rapidly growing networks of buyers and suppliers, data-driven AI, and expanding enterprise relationships will continue to fuel strong revenue and gross profit growth.”

“We delivered another quarter of strong marketplace revenue growth and operating leverage demonstrating the value that we bring to global buyers and suppliers,” said James Miln, Xometry’s CFO. “Q3 Adjusted EBITDA loss improved 85% year-over-year driven by a 250 basis point increase in marketplace gross margin and operating efficiencies.”

Third Quarter 2024 Financial Highlights

•
Marketplace revenue for the third quarter of 2024 was $127 million, an increase of 24% year-over-year.
•
Marketplace Active Buyers increased 24% from 52,382 as of September 30, 2023 to 64,851 as of September 30, 2024.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 23% from 1,223 as of September 30, 2023 to 1,506 as of September 30, 2024.
•
Supplier services revenue for the third quarter of 2024 was $14.7 million, a decrease of 10% year-over-year driven primarily by the exit of non-core supplier services and to a lesser extent advertising and marketing services.
•
Net loss attributable to common stockholders was $10.2 million for the quarter, a decrease of $1.8 million year-over-year. Net loss for the third quarter of 2024 included $7.0 million of stock-based compensation, $0.1 million of payroll tax expense related to stock-based compensation and $3.2 million of depreciation and amortization expense.
•
Adjusted EBITDA was a loss of $0.6 million for the third quarter of 2024, reflecting an improvement of $3.6 million year-over-year.

•
Non-GAAP net income was $1.1 million for the third quarter of 2024, as compared to a Non-GAAP net loss of $2.6 million in the third quarter of 2023.

Third Quarter 2024 Business Highlights

•
Expanded our US marketplace menu with instant pricing and lead time offerings for tube cutting and tube bending. Through our partnership with Google Cloud, Xometry is leveraging Vertex AI to accelerate the deployment of new auto-quote methods and models on our marketplace.
•
Launched a suite of tools on the European marketplace that makes it easier for enterprise customers to order parts for their high-volume manufacturing projects. The tools give engineers, designers, procurement professionals and project managers everything they need to coordinate, collaborate and manage complex orders. Xometry Europe added the Hungarian (Magyar) language to its marketplace. Worldwide, the Xometry marketplace is available in 16 languages.
•
Continued the rapid expansion of the company’s global supplier base, with more than 4,200 Active Suppliers, as compared with 1,410 since the beginning of 2021. In Q3, we expanded our supplier base in the U.S. with a focus on adding new suppliers with key quality certifications to serve the needs of our larger customers across key industries.
•
Appointed Roy Azevedo to Xometry's Board of Directors on Oct. 15, 2024. Azevedo is the former president for two of Raytheon Technologies’ business units and brings significant expertise in engineering, global manufacturing and supply chain management to Xometry.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change

Consolidated
Revenue	$141,698	$118,927	19%	$396,983	$335,261	18%
Gross profit	55,825	46,249	21%	156,604	129,174	21%
Net loss attributable to common stockholders	(10,199)	(12,023)	15%	(40,512)	(56,921)	29%
EPS, basic and diluted, of Class A and Class B common stock	(0.21)	(0.25)	16%	(0.83)	(1.19)	30%
Adjusted EBITDA(1)	(632)	(4,215)	85%	(10,725)	(24,640)	56%
Non-GAAP net income (loss)(1)	1,114	(2,562)	143%	(5,234)	(18,955)	72%
Non-GAAP EPS, basic and diluted(1), of Class A and Class B common stock	0.02	(0.05)	140%	(0.11)	(0.40)	73%

Marketplace
Revenue	$126,965	$102,473	24%	$351,438	$282,664	24%
Cost of revenue	84,347	70,578	(20)%	235,278	196,240	(20)%
Gross Profit	$42,618	$31,895	34%	$116,160	$86,424	34%
Gross Margin	33.6%	31.1%	2.5%	33.1%	30.6%	2.5%

Supplier services
Revenue	$14,733	$16,454	(10)%	$45,545	$52,597	(13)%
Cost of revenue	1,526	2,100	27%	5,101	9,847	48%
Gross Profit	$13,207	$14,354	(8)%	$40,444	$42,750	(5)%
Gross Margin	89.6%	87.2%	2.4%	88.8%	81.3%	7.5%

(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of September 30,
	2024	2023	% Change

Active Buyers(3)	64,851	52,382	24%
Percentage of Revenue from Existing Accounts(3)	97%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,506	1,223	23%
Active Paying Suppliers(3)	6,762	7,415	(9)%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of September 30, 2024 and 2023, and Percentage of Revenue from Existing Accounts is presented for the quarters ended September 30, 2024 and 2023.

Financial Guidance and Outlook:

	Q4 2024
	(in millions)
	Low	High
Revenue	$145	$147

•
Expect to be slightly Adjusted EBITDA profitable in Q4 2024.

Xometry’s fourth quarter 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier service revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products, SaaS-based solutions and the sale of tools and materials, which was discontinued during the second quarter of 2023.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months. We adjusted the number of our Q3 2023 active buyers in 2024 to reflect an immaterial correction.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or materials.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or tools and materials on our platforms, during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, provision for income taxes, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, payroll tax expense related to stock-based compensation, lease abandonment, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charge, costs to exit the tools and materials business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for depreciation and amortization, stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, loss (gain) on sale of property and equipment, charitable contributions of common stock, lease abandonment and termination, impairment of assets, restructuring charge, costs to exit the tools and materials business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by weighted average number of shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on November 5, 2024. In addition to its press release announcing its third quarter 2024 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Third Quarter 2024 Earnings Presentation and Conference Call

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Tuesday, November 5, 2024
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register.vevent.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter of 2024; our expectations regarding our growth and margin expansion; and statements regarding our strategy, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Global Corporate Communications 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$17,430	$53,424
Marketable securities	216,605	215,352
Accounts receivable, less allowance for credit losses of $3.4 million and $2.4 million as of September 30, 2024 and December 31, 2023	78,530	70,102
Inventory	3,500	2,885
Prepaid expenses	4,789	5,571
Other current assets	4,855	8,897
Total current assets	325,709	356,231
Property and equipment, net	42,323	35,637
Operating lease right-of-use assets	9,607	12,251
Investment in unconsolidated joint venture	4,207	4,114
Intangible assets, net	33,039	35,768
Goodwill	262,955	262,915
Other assets	368	471
Total assets	$678,208	$707,387
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,368	$24,710
Accrued expenses	48,719	41,845
Contract liabilities	8,303	7,357
Income taxes payable	864	2,484
Operating lease liabilities, current portion	6,638	6,799
Total current liabilities	70,892	83,195
Convertible notes	283,163	281,769
Operating lease liabilities, net of current portion	6,729	10,951
Deferred income taxes	245	275
Other liabilities	819	778
Total liabilities	361,848	376,968
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 46,768,801 shares and 45,489,379 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	674,335	648,317
Accumulated other comprehensive income	1,282	855
Accumulated deficit	(360,384)	(319,872)
Total stockholders’ equity	315,233	329,300
Noncontrolling interest	1,127	1,119
Total equity	316,360	330,419
Total liabilities and stockholders’ equity	$678,208	$707,387

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$141,698	$118,927	$396,983	$335,261
Cost of revenue	85,873	72,678	240,379	206,087
Gross profit	55,825	46,249	156,604	129,174
Sales and marketing	27,204	23,210	81,891	68,315
Operations and support	14,698	12,622	42,918	39,450
Product development	9,344	8,523	28,952	25,570
General and administrative	16,060	14,940	47,470	56,479
Impairment of assets	-	151	-	397
Total operating expenses	67,306	59,446	201,231	190,211
Loss from operations	(11,481)	(13,197)	(44,627)	(61,037)
Other income (expenses)
Interest expense	(1,187)	(1,205)	(3,564)	(3,596)
Interest and dividend income	2,781	2,994	8,275	8,648
Other expenses	(444)	(597)	(1,064)	(1,156)
Income from unconsolidated joint venture	162	134	493	437
Total other income	1,312	1,326	4,140	4,333
Loss before income taxes	(10,169)	(11,871)	(40,487)	(56,704)
Provision for income taxes	(30)	(139)	(20)	(208)
Net loss	(10,199)	(12,010)	(40,507)	(56,912)
Net income attributable to noncontrolling interest	-	13	5	9
Net loss attributable to common stockholders	$(10,199)	$(12,023)	$(40,512)	$(56,921)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.21)	$(0.25)	$(0.83)	$(1.19)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	49,282,164	47,989,277	48,901,475	47,852,671

Net loss	$(10,199)	$(12,010)	$(40,507)	$(56,912)
Comprehensive loss:
Foreign currency translation	795	91	430	450
Total other comprehensive income	795	91	430	450
Comprehensive loss	(9,404)	(11,919)	(40,077)	(56,462)
Comprehensive (loss) income attributable to noncontrolling interest	(23)	21	8	45
Total comprehensive loss attributable to common stockholders	$(9,381)	$(11,940)	$(40,085)	$(56,507)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(40,507)	$(56,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,622	7,939
Impairment of assets	—	397
Reduction in carrying amount of right-of-use asset	3,328	13,257
Stock based compensation	21,115	16,222
Revaluation of contingent consideration	137	305
Income from unconsolidated joint venture	(93)	(137)
Donation of common stock	1,063	696
(Gain) loss on sale of property and equipment	(23)	92
Inventory write-off	—	223
Amortization of deferred costs on convertible notes	1,394	1,396
Deferred taxes benefit	(30)	(66)
Changes in other assets and liabilities:
Accounts receivable, net	(8,263)	(14,873)
Inventory	(598)	(17)
Prepaid expenses	786	2,335
Other assets	4,354	1,395
Accounts payable	(18,293)	640
Accrued expenses	6,782	1,032
Contract liabilities	916	1,178
Lease liabilities	(5,068)	(3,845)
Other liabilities	529	-
Income taxes payable	(1,620)	160
Net cash used in operating activities	(24,469)	(28,583)
Cash flows from investing activities:
Purchases of marketable securities	(16,253)	(8,630)
Proceeds from sale of marketable securities	15,000	30,000
Purchases of property and equipment	(13,560)	(12,063)
Proceeds from sale of property and equipment	79	223
Cash paid for business combination, net of cash acquired	—	(3,349)
Net cash (used in) provided by investing activities	(14,734)	6,181
Cash flows from financing activities:
Proceeds from stock options exercised	3,215	1,428
Net cash provided by financing activities	3,215	1,428
Effect of foreign currency translation on cash and cash equivalents	(6)	(315)
Net decrease in cash and cash equivalents	(35,994)	(21,289)
Cash and cash equivalents at beginning of the period	53,424	65,662
Cash and cash equivalents at end of the period	$17,430	$44,373
Supplemental cash flow information:
Cash paid for interest	$2,875	$2,875
Non-cash investing and financing activities:
Non-cash consideration in connection with business combination	—	1,593

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted EBITDA:
Net loss	$(10,199)	$(12,010)	$(40,507)	$(56,912)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,150)	(1,192)	(3,647)	(3,896)
Depreciation and amortization(1)	3,213	2,478	9,622	7,939
Amortization of lease intangible	180	180	540	770
Provision for income taxes	30	139	20	208
Stock-based compensation(2)	6,954	5,730	21,115	16,222
Payroll tax expense related to stock-based compensation(3)	96	—	876	—
Lease abandonment(4)	—	—	—	8,706
Acquisition and other(5)	—	117	686	343
Charitable contribution of common stock	406	326	1,063	696
Income from unconsolidated joint venture	(162)	(134)	(493)	(437)
Impairment of assets	—	151	—	397
Restructuring charge(6)	—	—	—	738
Costs to exit the tools and materials business	—	—	—	586
Adjusted EBITDA	$(632)	$(4,215)	$(10,725)	$(24,640)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP Net Income (Loss):
Net loss	$(10,199)	$(12,010)	$(40,507)	$(56,912)
Add (deduct):
Depreciation and amortization(1)	3,213	2,478	9,622	7,939
Stock-based compensation (2)	6,954	5,730	21,115	16,222
Payroll tax expense related to stock-based compensation(3)	96	—	876	—
Amortization of lease intangible	180	180	540	770
Amortization of deferred costs on convertible notes	464	466	1,394	1,396
Acquisition and other(5)	—	117	686	343
(Gain) loss on sale of property and equipment	—	—	(23)	92
Charitable contribution of common stock	406	326	1,063	696
Lease abandonment and termination(4)	—	—	—	8,778
Impairment of assets	—	151	—	397
Restructuring charge(6)	—	—	—	738
Costs to exit the tools and materials business	—	—	—	586
Non-GAAP Net Income (Loss)	$1,114	$(2,562)	$(5,234)	$(18,955)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	49,282,164	47,989,277	48,901,475	47,852,671

EPS, basic and diluted, of Class A and Class B common stock	$(0.21)	$(0.25)	$(0.83)	$(1.19)
Non-GAAP EPS, basic and diluted, of Class A and Class B common stock	$0.02	$(0.05)	$(0.11)	$(0.40)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
In the second quarter of 2024, we changed the definition of Adjusted EBITDA and Non-GAAP Net Income (Loss) to exclude payroll tax expense related to stock-based compensation. For prior periods, this amount was considered de minimis and, accordingly, we have not adjusted the Adjusted EBITDA or Non-GAAP Net Income (Loss) amounts for such periods.
(4)
Amount is recorded in general and administrative and/or other expenses.
(5)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(6)
Costs associated with the May 2023 reduction in workforce.

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Segment Revenue:
U.S.	$117,584	$103,379	$333,113	$292,715
International	24,114	15,548	63,870	42,546
Total revenue	$141,698	$118,927	$396,983	$335,261

Segment Net Loss:
U.S.	$(4,183)	$(7,893)	$(23,115)	$(43,742)
International	(6,016)	(4,130)	(17,397)	(13,179)
Total net loss attributable to common stockholders	$(10,199)	$(12,023)	$(40,512)	$(56,921)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-based Compensation Expense
Sales and marketing	$1,913	$1,216	$6,000	$3,453
Operations and support	2,259	1,955	6,843	5,690
Product development	1,543	1,424	5,047	3,890
General and administrative	1,335	1,135	4,101	3,189
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$7,050	$5,730	$21,991	$16,222

Summary of Depreciation and Amortization Expense
Cost of revenue	$183	$38	$549	$120
Sales and marketing	794	796	2,387	2,380
Operations and support	32	52	105	142
Product development	1,982	1,294	5,912	3,998
General and administrative	222	298	669	1,299
Total depreciation and amortization expense	$3,213	$2,478	$9,622	$7,939

Summary of Restructuring Charge
Sales and marketing	$-	$-	$-	$224
Operations and support	-	-	-	230
Product development	-	-	-	117
General and administrative	-	-	-	167
Total restructuring charge	$-	$-	$-	$738